LIQUOR GROUP BROKERAGE AGREEMENT


      THIS AGREEMENT ("Agreement") is made as of April 29, 2006 by and between Liquor Group Holding LLC, with its principal place of business at 830-13 AlA North Suite 155, Ponte Vedra Beach, FL 32082 (hereinafter referred to as "Distributor/Distributor/Vendor"), and Liquor Group Michigan LLC, with its principal place of business at 830-13 AlA North #155, Ponte Vedra Beach, FL 32082 (hereinafter referred to as "Broker") exclusively for the State of Michigan (hereinafter referred to as the "Territory").

                                    Recitals

      WHEREAS, The Distributor/Vendor is authorized to sell the brands of alcoholic beverages listed in Schedule A (hereinafter referred to as the "Products") in the Territory;

      WHEREAS, Distributor/Vendor desires to appoint Broker as its exclusive Licensed Broker with respect to the Products upon the terms and conditions set forth in this Agreement; and WHEREAS, Broker desires to accept such appointment upon such terms and conditions.

      NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties agree it as follows:

      1. Appointment. The Distributor/Vendor hereby appoints Broker as its exclusive licensed sales Broker representative organization with respect to the products offered by the Distributor/Vendor in the Territory. Distributor/Vendor acknowledges and agrees that Broke" will have all of the rights and privileges afforded it under the terms and conditions of this Agreement. Broker herby accepts such appointment and agrees to act as such sales broker.

     2. Duties. Broker shall diligently promote the sales in the brands listed in Schedule A by calling upon retail outlets and on-premise licenses, providing displays and point of sale materials where pelll1itted by regulation, conducting programs as requested by Distributor/Vendor from time to time at Distributor/Vendor's expense and otherwise promoting the distribution of the Distributor/Vendor's products. The Distributor/Vendor will supply all promotional materials. Broker shall maintain an office and personnel adequate to carry out the terms of this Agreement. Broker will not do anything detrimental to the Distributor/Vendor's interest or which may adversely affect the goodwill of our business or the goodwill of the brands for which Broker is acting pursuant to this agreement.

     3. Relationship of Parties. It is understood that Broker is acting for the Distributor/Vendor strictly as an independent sales broker, and nothing herein shall be deemed to constitute a partnership between the parties or to be deemed to constitute Broker as the agent for the Distributor/Vendor for any other purpose beyond that required for the performance of this agreement and shall have no power of authority 10 bind or contract in the name ot; or otherwise create a liability against the Distributor/Vendor.

     4. Relationship with the Authorized Distribution Agents: The relationships with the Authorized Distribution Agents (ADA's) shall be the sole responsibility of the Distributor/Vendor and interaction with the ADA's by the Broker shall not be permitted without prior written approval by Distributor/Vendor. Liquor Group Brokerage Agreement


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     5. Brands Covered. The Agreement shall cover, and Broker's duties shall be applicable, to all brands and sizes for the Distributor/Vendor and its subsidiaries listed on the schedule attached hereto as Schedule "A", which, may from time to time, be amended.

     6. Compensation. The Distributor/Vendor shall pay the Broker, and Broker shall accept as full compensation for services under this Agreement a monthly commission basis on the Commission rates as set forth in the commission Schedule hereto referred to as Schedule "B", The Distributor/Vendor reserves the right to change, at any time and from time to time, any or all commission rates upon thirty (30) days' written notice to the Broker.

     7.  Bonus Commission.   Broker may cam a "bonus"  commission  on every case
depleted for that year if the depletion number reaches or exceeds the set case and/of profit goal established and agreed to by the Distributor/Vendor.

     8. Merchandising Grants. The Distributor/Vendor may, from time to time, and at its sole option, confirm to the Broker by separate letter, merchandising grant monies for Broker's use in promotion of the Distributor/Vendor's brands represented by this Agreement. Broker agrees to abide by the terms and conditions set forth in the individual grant letter or letter and nothing herein shall be construed as a guarantee or promise that the Distributor/Vendor will provide such a grant.

     9. Deliverable goods. Distributor/Vendor is responsible to provide to the territory such merchantable goods in sufficient quantities as requested by the Broker. Distributor/Vendor shall provide such products in conformity with the samples presented to Broker at or prior to the time of this agreement.
Distributor/Vendor bears all cost to bring such goods to market and is responsible in all manners of law for the deliverables. Broker understands that Distributor/Vendor may from time to time alter the appearance, formulation, configuration and/or packaging of such goods and, as so far as these altered goods maintain the level of quality and merchantability, Broker agrees to put forth its best efforts to continue to sell the goods.

     10.Term. This agreement shall be effective as of the date of signature, and shall be in effect until either party hereto shall have notified the other party in writing of its intention that this Agreement shall terminate as of the end of ninety (90) days.

11. Termination. This agreement may he terminated by either party for breach of agreement upon 30 day notice of such breach and failure of breaching party to remedy same within 30 days of the notice.

     12. Reports by Broker. Broker will periodically provide Distributor/Vendor with such reports as Distributor/Vendor may reasonably request, including, but not limited to monthly and or quarterly reports of sales of the Products.

     13. Compliance of Law. Broker agrees at all times during the term of this Agreement to comply with all applicable federal, state and local laws and regulations applicable to its performance hereunder.

     14. Assignment. Except to the extent otherwise provided by law, this Agreement may not be assigned nor the obligations imposed by it delegated, in whole or part, without the prior written consent of the other party.


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

     15. Scope of Agreement. This Agreement constitutes the entire agreement between Distributor/Vendor and Broker and supersedes all prior agreements and understandings. Only an instrument in writing signed by both parties may modify it.

     16. Liability of Agent. Neither Broker nor any of its officers, directors, employees, agents or affiliates shall be liable to Distributor/Vendor for any action taken or omitted to be taken by it or them under this Agreement or in connection herewith, except for its gross negligence or willful misconduct.

     17. Non-Waver. Failure by either party to exercise promptly any option or right herein granted to it or to require strict performance of any obligation herein imposed on the other shall not be deemed to be a wavier of such rights.

     18. Governing Law. This Agreement operates to the fullest extent permissible by law. If any provision of this Agreement is unlawful, void or unenforceable, that provision is deemed severable from this Agreement and does not affect the validity and enforceability of any remaining provisions. This Agreement is governed by, and construed in accordance with, the laws of the Territory without giving effect to any principles of conflicts of law. Broker and Distributor/Vendor agree to submit to the exclusive jurisdiction of the courts of the Territory for resolution of any dispute, action or proceeding arising in connection with this Agreement and further irrevocably waive any right you may have to trial by jury in any such dispute, action or proceeding. Broker and Distributor/Vendor hereby agree to first utilize a Board Certified Arbitrator at mutual cost to settle any and all disputes regarding this Agreement.

     19. Notices. Any notice required or permitted to be given under this Agreement by one of the parties to the other shall be deemed to have been sufficiently given for all purposes if mailed by registered or certified mail.

IN WITNESS WHEREOF, this Agreement has been duly executed as of the date first above written.

LIQUOR GROUP HOLDING LLC


By /s/  Gray C. Solomon
   ----------------------------
   Title:  Managing Member

Date: 4/29/06


LIQUOR GROUP MICHIGAN LLC


By /s/  Gray C. Solomon
   ----------------------------
   Title:  Managing Member

Date: 4/29/06

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

                                Broker Agreement
                                   Schedule A


                               List -All PRODUCTS

Product name:                Size:                  Quota per Annum in cases:

Happy Vodka                   750                               300
Happy Gin                     750                                50
Happy Rum                     750                               200
Happy Tequila Blanco          750                               200
Happy Tequila Reposado        750                               200


Crater Lake Vodka             750                               200
Hazelnut Espresso Vodka       750                               200
Mazama Pepper Vodka           750                               200
Cascade Mountain Gin          750                               100
Desert Juniper Gin            750                               100


REDRUM                        750                               300
REDRUM                         50                               300
VooDoo                        750                               300
VooDoo                         50                               300
Jolly Roger                   750                               300
Jolly Roger                    50                               300


Cia da Banana                 750                               300

Empire


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Broker Agreement - Schedule B
-----------------------------

Company Name - Commission Schedule - Add Annual Quota and we can merge
                                     Schedule A with B


                    MLCC                     Commission       Commission
Product     Size    Code     Back    FOB     Rate per C5        Amount

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        If you do not have an MLCC Code yet just leave that column blank
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